                                                                 Exhibit 10.107
KOGER

                                     LEASE
                                     -----


THIS LEASE AGREEMENT, dated SEP 27 1999 by and between KOGER EQUITY. INC. a Florida Corporation ("Landlord") with its principal office at 8880 Freedom Crossing Trail, Jacksonville, FL 32256(Federal I.D. 59-2898045) and INSURANCE MANAGEMENT SOLUTIONS GROUP, INC., a Corporation organized and existing under the laws of the State of Florida ("Tenant"), with its principal office at 360 Central Avenue, Suite 100 St. Petersburg, Fl. (Federal I.D. 59-3422536).


1. LEASE PROVISIONS

   A.   DESCRIPTION OF PREMISES                                       D.   PAYMENTS
        Suite Number(s)     200                                            Payee               KOGER EQUITY, INC.
        Building Name       GILCHRIST                                      Address             Post Office Box D860504
        Address             801 94TH AVENUE NORTH                          City/State/Zip      Orlando, Fl. 32886-0504
        County              PINELLAS                                       Tenant Account#     051083 (note on remittance)
        City                ST. PETERSBURG
        State/Zip           FL 33702
                                                                      E.   NOTICES
                                                                           Tenant              Insurance Management Solutions
                                                                                               360 Central Ave., Suite 100
   B.  LEASED AREA                                                                             St. Petersburg, Fl. 33701

       Agreed to be approximately 35507 rentable square
       feet (includes Tenant's share of common area).                      Copy to

   C.  LEASE TERMS
       Lease Term (Months)  61                                             Landlord            KOGER EQUITY, INC.
       Commencement Date    15 January 2000                                                    877 Executive Center Dr. W
       Expiration Date      14 February 2005                                                   Suite 100
       Monthly Base Rent    $ 41424.83                                                         St. Petersburg, Fl. 33702
       Sales or Use Tax     $ 2899.73
       Total                $ 44324.56                                     Copy to             KOGER EQUITY, INC.
       Security Deposit *   $ 45000.00 (See Section 2 of Rider)                                Attn: President
       HVAC Access Fee Per Hour/Unit $4.00 (See Section 7 of Rider)                            8880 Freedom Crossing   Trail
                                                                                               Jacksonville, Florida 32256



The provisions contained in Sections 2 through 29 are incorporated into and become a part of this Lease by reference. Tenant and Landlord have executed or caused to be executed this Lease on the dates shown below the signatures, effective as of the date first set forth above.


Tenant: INSURANCE MANAGEMENT SOLUTIONS GROUP, INC.         Landlord: KOGER EQUITY, INC.


By           /s/ David K. Meehan            (SEAL)         By            /s/ Thomas C. McGeachy        (SEAL)
--------------------------------------------------         --------------------------------------------------

(Print Name)     DAVID K. MEEHAN                           (Print Name)      THOMAS C. MC GEACHY
--------------------------------------------------         --------------------------------------------------

Title            Chairman                                  Title             Vice President
--------------------------------------------------         --------------------------------------------------

Attest       /s/ Chris Breakiron                           Attest        /s/ Mary Sue Wakeman
--------------------------------------------------         --------------------------------------------------

(Print Name)     CHRIS BREAKIRON                           (Print Name)       MARY SUE WAKEMAN
--------------------------------------------------         --------------------------------------------------

Title            V.P., CFO                                 Title
--------------------------------------------------         --------------------------------------------------

(Corporate Seal)                                           (Corporate Seal)

Date             9/24/99                                   Date          9/27/99
--------------------------------------------------         --------------------------------------------------

Signed and Sealed in the presence of:                      Signed and Sealed in the presence of:

(1)          /s/ Lisa M. Powell                            (1)
--------------------------------------------------         --------------------------------------------------

(Print Name)     LISA M. POWELL                            (Print Name)
--------------------------------------------------         --------------------------------------------------

(2)          /s/ Judith A. Peterson                        (2)
--------------------------------------------------         --------------------------------------------------

(Print Name)     Judith A. Peterson                        (Print Name)
--------------------------------------------------         --------------------------------------------------

As to Tenant                                               As to Landlord




Lease Form 199



                                                                         1 of 9

                   LEASE PROVISIONS INCORPORATED BY REFERENCE


2. LEASE OF PREMISES: Landlord leases to Tenant and Tenant takes from Landlord the premises ("Premises") shown on Exhibit "A", to be used exclusively by Tenant, in the building ("Building") on the Property ("Property") located at the address stated in Section 1A under the terms and conditions contained in this Lease.

3. TERM AND POSSESSION: The term of this Lease ("Term") shall commence on the date ("Commencement Date") and expire on the date ("Expiration Date") all stated in Section 1C unless modified under other provisions in this Lease.

Landlord agrees to have the Premises substantially completed and ready for possession on or before Commencement Date, subject to causes or events beyond the control of Landlord ("Unforeseen Causes"). Should there be a delay, Tenant agrees to accept possession of the Premises within 10 days after the receipt of written notice by Landlord of substantial completion and the Commencement Date then shall be the first day of the calendar month immediately following the occupancy date, and the Expiration Date shall be changed to maintain the Lease Term in Section 1C, and these changes shall be reflected in a Lease Amendment.

4. USE: Tenant shall use the Premises for general office purposes only and shall not use or permit the use or occupancy of the Premises in any manner which: (a) is unlawful; (b) may be dangerous; (c) may invalidate any insurance policy held by Landlord affecting the Building; (d) may create a nuisance, disturb other Tenants of the Building or the occupants of neighboring Property or injure the reputation of the Building; or (e) violates the "Rules and Regulations," which are subject to change, of the Building, a copy of which is available in Landlord's office, or any restriction, covenant or encumbrance of record affecting the Property. Tenant shall be responsible for any costs incurred by Landlord by reason of Tenant's and/or Tenant's agents', employees' or invitees' misuse and/or damage of the Premises or common areas. Tenant shall pay Landlord such costs as Additional Rent.

5. RENT AND SALES/USE TAX: Monthly Rent is due in advance on the first day of each month and will be delinquent on the 10th day of the month. "Monthly Rent" shall mean: (a) the initial monthly base rent stated in Section 1C for the first twelve months following the Commencement Date of the Term of this Lease ("Base Year") and (b) the adjusted Monthly Rent, as adjusted under this Lease. Monthly Rent and any Additional Rent ("Additional Rent") (collectively called "Rent") plus any sales or use taxes shall be paid without notice or demand and without any deduction. Tenant agrees to pay to Landlord all Rent and other sums under this Lease at the address specified in Section 1D, or at any other place designated in writing by Landlord. Rent for any partial lease month shall be prorated. Tenant's obligation to pay Rent to Landlord shall be independent of every other covenant or obligation under this Lease. All delinquent Rent or other sums due shall bear interest at the maximum rate permitted by applicable law or 18% per annum, whichever is less, from the date due until paid plus, Tenant shall pay a late payment service charge, equal to 5% of the total delinquent amount or $100.00, whichever is greater, for each month for which payment of Rent or other sums due are not received by Landlord when due. Tenant shall pay a charge equal to $25.00 per returned check or the amount to which Landlord is entitled under state law, whichever is greater. No late fees and charges shall exceed the amounts permitted by applicable state law.

Unless Tenant has tax exempt status, in addition to the Rent and other sums due to Landlord under this Lease, Tenant shall pay to Landlord any sales, use, or other tax, excluding Federal or State income taxes, now or hereafter imposed upon Rents and other sums due to Landlord under this Lease.

6. RENT ADJUSTMENT AND REAL ESTATE TAXES: Monthly Rent for each successive twelve month period ("Lease Year") subsequent to the Base Year shall be increased by 3% of the Monthly Rent for the previous Lease Year. Landlord shall endeavor to notify Tenant of the amount of the adjusted Monthly Rent, in writing, prior to the effective date of such adjustment. Tenant agrees to pay the adjusted Monthly Rent, regardless of whether or when Landlord provides such notice.

Tenant agrees to pay to Landlord as Additional Rent Tenant's pro-rata share of any and all increases in real estate taxes and assessments levied against the Property in which the Premises are located over the real estate taxes and assessments due and payable on the Property at the commencement of this Lease. Tenant's pro-rata share shall be based on the area in the Premises compared to the rentable area in the Building subject to the applicable assessment. Payment of Tenant's pro-rata share shall be paid to Landlord within 30 days after Tenant receives written notice from Landlord of any amount due.



                                                                         2 of 9

7. ORDINANCES AND REGULATIONS: Tenant shall comply promptly, at Tenant's sole cost and expense, with all current and future laws, codes, ordinances, rules and regulations of any municipal, county, state, federal or other governmental authority, applicable to Tenant's use or occupancy of the Premises, and shall comply with the requirements of all of Landlord's policies of insurance at any time in force with respect to the Building in which the Premises are located. Tenant agrees for itself and for its subtenants, employees, agents, and invitees to comply with the "Rules and Regulations" of the Building.

Landlord has no knowledge that any hazardous substances defined in "Rules and Regulations" or petroleum products, other than small quantities of typical cleaning and office equipment supplies, are located on or within the Premises or common areas within the building in which the Premises are located. To Landlord's knowledge, there are no hazardous substances or Petroleum products disposed of on or in the Property which, if present, would materially or adversely affect Tenant's use or enjoyment of the Premises, common areas of the Building, or common parking areas serving the Building. To Landlord's knowledge, there is no existing environmental condition caused by hazardous substances affecting the Premises, common areas, or parking areas which would adversely or materially affect Tenant's use and enjoyment of the Premises. Landlord and Tenant agree each will use and dispose of all hazardous materials and petroleum products in compliance with applicable laws, and each agrees to indemnify and hold the other harmless from any actual loss suffered due to the other's failure to properly dispose of hazardous materials and petroleum products.

8. SIGNS: Tenant shall place no signs or advertising matter on the exterior or interior of the Building or at any other location on the Property other than within the Premises. Initial placement of Building standard directional and identification signage shall be provided by Landlord and shall be limited to Tenant directory of the Building and individual Tenant entry suite identification signage and subsequent modification shall be at Tenant's expense.

9. SERVICES: Landlord shall provide, at Landlord's expense and according to its customary standards: (a) water from regular Building fixtures; (b) electricity for normal business usage excluding computer rooms; (c) janitorial services five times per week; (d) non-exclusive parking proximate to the Building. Landlord, at its expense in accordance with its customary standards, shall provide heating and cooling (HVAC) of the Premises Monday through Friday, 8:00 a.m. to 5:00 p.m., excluding national holidays. HVAC at other times may be provided, at the sole cost and expense of Tenant, paid as Additional Rent, according to the HVAC Access Fee Per Hour/Unit provided in Section 1C. Other Tenant requested services may be provided by Landlord at sole cost and expense of Tenant, paid as Additional Rent including maintenance or replacement of non-standard items defined in the "Rules and Regulations" of the Building.

Landlord shall not be liable for damages for failure to furnish any service in a timely manner due to any causes described in Sections 12 and 13, or as a result of Unforeseen Causes. Any failure or delay as a result of these reasons shall not be considered an eviction or disturbance of Tenant's quiet enjoyment, use or possession of the Premises.

10. ALTERATIONS: Tenant accepts the Premises as being in good repair and condition, and Tenant shall maintain the Premises in good repair and condition, reasonable use, wear and tear excepted. Tenant shall not make any alterations, additions or improvements to the Premises without Landlord's prior written consent and shall permit no lien or claim for lien of a mechanic, laborer, or supplier or any other lien to be filed against the Property arising out of work performed, or alleged to have been performed by, or at the direction of, or on behalf of Tenant.

The interest of Landlord in the Property shall not be subject to liens for improvements made by Tenant or by persons claiming by, through or under it, and Tenant agrees it shall notify any person making any improvements on its behalf of this provision. Upon request of Landlord, Tenant will execute a short form of this Lease which may be recorded which states that the terms of this Lease expressly prohibit any liability to Landlord or its Property for any improvements made by, through or under Tenant.

11. RIGHT OF ENTRY: Landlord and its agents shall have the right, at all reasonable times during the Term of this Lease, to enter and inspect the Premises and to make repairs and alterations Landlord deems necessary, with reasonable notice, except in cases of emergency. In such cases, no notice shall be required. Landlord has the right to show the Premises to prospective tenants during the last 90 days of the Lease Term or at any time after a Lease cancellation notice is received. Landlord shall have the right at all times to alter, renovate, and repair portions of the Building which do not include the Premises, notwithstanding any temporary inconvenience or disturbance to Tenant.



                                                                         3 of 9

12. DESTRUCTION OF PREMISES: If a fire or other casualty (collectively, "Casualty") which damages the Premises or the Building occurs and materially affects the use of the Premises, Landlord shall determine whether the Premises are rendered substantially untenable and make an initial estimate of the time needed to complete necessary repairs to the Building and Premises. Within 10 business days after the Casualty, Landlord shall notify Tenant in writing of Landlord's determinations ("Landlord's Notice") as follows:

         A. If Landlord's Notice states that the Premises are rendered substantially untenable by the Casualty and Landlord's initial estimate -of the time needed for repair exceeds 120 days, Landlord or Tenant may, by written notice, terminate this Lease as of the date of the Casualty. If Landlord's Notice states that the Premises are rendered substantially untenable by the Casualty but Landlord's initial estimate of the time needed for repairs is 120 days or less, Landlord will proceed with the restoration of the Premises and Building as set forth in 12D below. Landlord will use reasonable efforts to make other office space owned by Landlord available to Tenant for the operation of Tenant's business or to make other alternate arrangements which are suitable to Tenant during the time the Premises are being restored. If the work is not completed within 120 days or alternate arrangements are not provided, Tenant may terminate this Lease as of the date of the Casualty by providing written notice to Landlord, given no later than 120 days after the date of the Casualty.

         B. If Landlord's notice states that the Premises are still substantially tenable after the Casualty, then neither Landlord nor Tenant shall have the right to terminate this Lease.

         C. Either party may terminate this lease if the Casualty occurs within the last six months of the Lease and Landlord's estimate of the time needed to repair the damage caused by the Casualty exceeds 20% of the remaining term of the Lease.

         D. Written notice of Landlord's or Tenant's election to terminate the Lease pursuant to 12A and 12C above will be given by the 15th business day after the date of the Casualty. Unless the Lease is terminated, Landlord will repair the Premises and Building (other than leasehold improvements installed by Tenant and personal property) to substantially the same condition as existed immediately prior to the Casualty. Tenant shall relocate, at Tenant's expense, all personal property from the Premises prior to and during the repairs.

         E. If the Premises are damaged by Casualty and the Lease is not terminated, the Rent shall abate for that part of the Premises which is rendered untenable and not occupied by Tenant on a per-diem and proportionate area basis from the date of the Casualty until the date on which Landlord has substantially completed the required work. If Landlord makes other space available to Tenant, Rent for the substitute Premises shall be payable as mutually agreed by both parties.

13. CONDEMNATION: If all or part of the Building is taken or condemned by any authority for any public use or purpose (including a deed given in lieu of condemnation), which renders the Premises substantially untenable, this Lease shall terminate as of the date title vests in such authority, and the Rent shall be apportioned as of such date.

If any part of the Building is taken or condemned but the Premises are still substantially tenable (including a deed given in lieu of condemnation), this Lease shall not terminate. If the taking reduces the leased area in the Premises, Rent shall be equitably reduced for the period of such taking by an amount which bears the same ratio to the Rent then in effect as the Leased Area so taken or condemned bears to the Leased Area set forth in Section 1B. Landlord, upon receipt and to the extent of the award in condemnation or proceeds of sale, shall make necessary repairs and restorations (exclusive of leasehold improvements and personal property installed by Tenant) to restore the Premises remaining to as near their former condition as circumstances will permit, and to the Building and the Property to the extent necessary to constitute the portion not so taken or condemned as complete.

Landlord shall be entitled to receive the entire price or award from any sale, taking or condemnation without any payment to Tenant. Tenant shall have the right separately to pursue against the condemning authority an award in respect to the loss, if any, to leasehold improvements paid by Tenant without any credit or allowance for Landlord and for any loss for injury, damage, or destruction of Tenant's business resulting from such taking. Under no circumstances shall Tenant seek or be entitled to any compensation for the value of its leasehold estate which Tenant hereby assigns to Landlord, except to retain at least those sums necessary (or in part) to relocate its personnel and equipment.



                                                                         4 OF 9

14. ASSIGNMENT AND SUBLEASE: tenant may, with landlord's prior written consent, which will not be unreasonably withheld. sublease the premises, or assign or transfer or permit the transfer of this lease or the interest of tenant in the lease, in whole or in part. If tenant desires to assign this lease or to enter into any sublease of the Premises, Tenant shall deliver written notice of such intent to Landlord together with a copy of the proposed assignment or sublease at least 30 days prior to the effective date of the proposed assignment or commencement date of the term of the proposed sublease. Any approved sublease shall be expressly subject to the terms and conditions of this Lease. In the event of any approved sublease or assignment, Tenant shall not be released or discharged from any liability, whether past, present, or future, under this Lease, including any renewal term of this Lease, and if the sublease or assignment provides for Rent in excess of the Rent payable to Landlord under the terms of this Lease, 50% of the difference between the Rent payable by the assignee or subtenant and the Rent payable to Landlord under the terms of this Lease shall be paid to Landlord in consideration of its consent to the assignment or sublease. An assignment shall be considered to include a change in the majority ownership or control of Tenant if Tenant is a corporation whose shares of stock are not traded publicly, or, if Tenant is a partnership, a change in the general partner of the partnership or a change in the persons holding more than 50% interest in the partnership, or a change in majority ownership or control of any general partner of the partnership. Tenant shall not mortgage, pledge or hypothecate its leasehold interest without Landlord's prior written consent, which may be withheld at Landlord's sole discretion.

15. SUBORDINATION, ATTORNMENT, AND ESTOPPEL: This Lease and the rights of Tenant are expressly subject and subordinate to the lien and provisions of any mortgage, deed of trust, deed to secure debt, ground lease, assignment of leases, or other security instrument or operating agreement (collectively a "Security Instrument") now or hereafter encumbering the Premises, Building, Property, or any part thereof, and all amendments, renewals, modifications and extensions of and to any such Security Instrument and to all advances made or hereafter to be made upon such Security Instrument. Tenant shall, within 7 days after receipt of written notice by Landlord, execute and deliver such further instruments, in such form as may be required by Landlord or any holder of a proposed or existing Security Instrument, subordinating this Lease to the lien of any such Security Instrument as may be requested in writing by Landlord or holder from time to time.

In the event of the foreclosure of any such Security Instrument by voluntary agreement or otherwise, or the commencement of any judicial action seeking such foreclosure, Tenant, at the request of the then Landlord, shall attorn to such mortgagee or purchaser in foreclosure. *Tenant agrees to execute and deliver at any time upon request of such mortgagee, purchaser, or their successors, any instrument to further evidence such attornment. *Subject to Landlords commercially reasonable efforts to obtain a Subordination and Non-Disturbance Agreement from the Lender or mortgage-holder of the Building, Tenant shall, within 7 days of receipt of written notice by Landlord, deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect, or, if there have been modifications, that this Lease, as modified, is in full force and effect; providing a true, correct and complete copy of the Lease and any and all modifications of the Lease; the amount of each item of the Rent then payable under this Lease and the date to which the Rent has been paid; that Landlord is not in default under this Lease or, if in default, a detailed description of such default; that Tenant is or is not in possession of the Premises, as the case may be; and containing such other information and agreements as may be reasonably requested.

Landlord will use commercially reasonable efforts to obtain a Subordination and Non-Disturbance Agreement from the Lender or mortgage-holder of the Building. All costs relating to the securing of this agreement shall be a direct cost paid for by Tenant.

16.*     WAIVER AND INDEMNIFICATION: Landlord agrees to indemnify and hold harmless Tenant, and its respective agents and employees, from and against any and all liabilities, claims, demands, costs and expenses of every kind and nature, arising from any injury or damage (including death) to any person or property sustained in or about the Building proximately caused by the gross negligence or willful act or omission of Landlord; provided, however, Landlord's obligations under this section shall not apply to injury or damage resulting from the gross negligence or willful act or omission of tenant, or its agents or employees.

Tenant agrees to indemnify and hold harmless Landlord and its agents and employees, from and against any and all liabilities, claims, demands, costs, and expenses of every kind and nature, including those arising from any injury or damage (including death) to any person or property sustained in the Premises, or resulting from the failure of Tenant to perform its obligations under this Lease; provided, however, Tenant's obligations under this section shall not apply to injury or damage resulting from the gross negligence or willful act of Landlord or its agents or employees. To the full extent permitted by law, Tenant hereby releases and waives all claims against Landlord and its agents, employees, officers,



                                                                         5 of 9
directors, and independent contractors, for injury or damage to person, property or business sustained in or about the Property, Building, or Premises by Tenant, other than damage proximately caused by the gross negligence or willful act of Landlord or its agents or employees.

Tenant shall obtain and keep in force during the Term of this Lease, including any extension and renewal, comprehensive general liability insurance, including contractual liability coverage, insuring Tenant against any liability arising out of the use, occupancy or maintenance of the Premises. and all areas appurtenant thereto. Such policy shall provide minimum limits of one million dollars for damage to property or for death or injury to any one person in any one accident and shall name Landlord as an additional insured. Landlord shall not be responsible or liable to Tenant for any event, act or omission to the extent covered by insurance maintained or required to be maintained by Tenant with respect to the Premises and its use and occupancy thereof (whether or not such insurance is actually obtained or maintained). At the request of Landlord, Tenant shall from time to time cause its insurers to provide effective waivers of subrogation for the benefit of Landlord and its agents or employees and insurers, in a form reasonably satisfactory to Landlord.

Landlord shall cause each insurance policy carried by Landlord insuring the Premises against loss by fire and causes covered by standard extended coverage, and Tenant shall cause each insurance policy carried by Tenant insuring the Premises and its fixtures and contents against loss by fire and causes covered by standard extended coverage, to be written in a manner so as to provide that the insurance company waives all right of recovery by way of subrogation against Landlord or Tenant in connection with any loss or damage covered by any such policies. Neither party shall be liable to the other for any loss or damage caused by fire or any of the risks enumerated in standard extended coverage insurance.

Landlord and Tenant agree to indemnify and hold harmless the other from and against any and all costs and expenses of every kind or nature incurred by the indemnified party as a result of injuries to third parties. their person or property, proximately caused either by the indemnifying party's failure to perform its obligations under this Lease or the negligent act or willful misconduct of the indemnifying party. Notwithstanding the foregoing language, no party shall be obligated to indemnify another party for its contributing negligence or willful misconduct.

17.      RELOCATION: This Paragraph has been left blank intentionally.

18.      DEFAULT: Each of the following shall constitute an event of default by
Tenant: (a) Tenant fails to pay any installment of Rent or Additional Rent before the same becomes delinquent; (b) Tenant fails to observe or perform its obligations under Section 4 and such violation continues for more than 24 hours after notice or Tenant fails to observe or perform any of the covenants, conditions or provisions of this Lease other than the payment of any installment of Rent or Additional Rent, and fails to cure such default within 15 days after written notice from Landlord; (c) Tenant fails a second time to observe or perform any of the covenants, conditions or provisions of this Lease other than the payment of any installment of Rent or Additional Rent after written notice of a prior failure; (d) a petition is filed by or against Tenant or Guarantor to declare Tenant or Guarantor, as the case may be, bankrupt or to seek relief for Tenant or Guarantor under any chapter of the Bankruptcy Code, as amended, or under any other law imposing a moratorium on, or granting debtor's relief with respect to. the rights of creditors; (e) Tenant or any Guarantor becomes or is declared insolvent by law or Tenant or any Guarantor makes an assignment for the benefit of creditors; (f) a receiver is appointed for Tenant or Tenant's property or for any Guarantor or any of Guarantor's property; or, (g) interest of Tenant in this Lease is levied upon under execution or other legal process.

Upon the occurrence of an event of default by Tenant, Landlord, at its option, without further notice or demand to Tenant, may in addition to all other rights and remedies provided herein, at law or in equity:

         A. Terminate this Lease and Tenant's right of possession of the Premises, and recover all damages to which Landlord is entitled herein, at law and in equity, specifically including, without limitation, all Landlord's expenses of reletting (including repairs. alterations, improvements, additions, decorations, legal fees and brokerage commissions).

         B. Terminate Tenant's right of possession of the Premises without terminating this Lease, in which event Landlord may, but shall not be obligated to, relet the Premises, or any part thereof, for the account of Tenant, for rent, term and conditions acceptable to Landlord. For the purposes of any reletting of the Premises, Landlord is authorized to redecorate, repair, alter and improve the Premises to the extent necessary or desirable in Landlord's judgement. For any period during which the Premises have not been relet, Tenant shall pay Landlord monthly on the first day of each month during the period that Tenant's right of possession is terminated, a sum equal to the amount of Rent due under this Lease for such month. If and when the Premises are relet and a sufficient sum is not realized after payment



                                                                         6 of 9
of all Landlord's expenses of reletting (including repairs, improvements, additions, decorations, legal fees and brokerage commissions) to satisfy the payment of rent due for any month, Tenant shall pay to Landlord any deficiency monthly upon demand. If Landlord elects to terminate Tenant's right to possession only without terminating this Lease, Landlord may, at its option, enter into the Premises, remove Tenant's signs and other evidences of tenancy, and take possession provided that such entry and possession shall not terminate this Lease or release Tenant, in whole or in part, from Tenant's obligation to pay the Rent for the full Term or from any other obligation of Tenant.

In the event of any legal action under this Section 18, the prevailing party shall be entitled to recover its costs and reasonable attorney's fees, both at trial and on appeal.

19. SURRENDER OF PREMISES: Upon expiration, termination or default of this Lease, Tenant shall surrender and vacate the Premises immediately and deliver possession to Landlord in a clean, good, and tenable condition, except for: (a) damage beyond the control of Tenant; (b) reasonable use; (c) ordinary wear and tear. Charges incurred by Landlord for removal of boxes and debris left in Premises which exceed normal janitorial costs shall be at the expense of Tenant. No personal property shall be removed from the Premises unless Tenant has fulfilled all Lease obligations. If there are no amounts owed by Tenant, any movable trade fixtures, personal property and all telephone, communication and data lines and cables owned, installed or caused to be installed by Tenant in the Premises or in the plenum of the Building shall be removed by Tenant. All items authorized to be removed but subsequently not removed shall, at Landlord's option, be presumed to have been abandoned by Tenant, and title thereto shall pass to Landlord, or Landlord may, at its option, either store or dispose of these items at Tenant's expense. If any improvements are made by Tenant, with or without Landlord's approval, Tenant will, at its expense and upon request by Landlord, restore the Premises to their original condition.

20. HOLDING OVER: If Tenant, or any assignee or sublessee of Tenant, shall continue to occupy the Premises after the termination or expiration of this Lease without the prior written consent of Landlord, such tenancy shall be a Tenancy at sufferance. During the period of any holdover tenancy by Tenant, or any assignee or sublessee, Landlord, by notice to Tenant, may adjust the Rent by 200% or to an amount equal to the maximum allowed by law. Acceptance by Landlord of any Rent after termination shall not constitute a renewal of this Lease or a consent to such holdover occupancy, nor shall it waive Landlord's right of re-entry or any other right contained in this Lease or provided by law.

21.      AUTOMATIC RENEWAL: This Paragraph has been left blank intentionally.

22. SECURITY DEPOSIT: As security for the performance of its obligations under this Lease, Tenant, upon its execution of this Lease, has paid to Landlord a security deposit ("Security Deposit") in the amount stated in
Section 1C. The Security Deposit may be applied by Landlord to cure or partially cure any default of Tenant, and upon notice by Landlord of application, Tenant shall replenish the Security Deposit in full by promptly paying to Landlord the amount so applied. Landlord shall not pay interest on the Security Deposit. The Security Deposit shall not be deemed an advance payment of Rent or a measure of damages for any default by Tenant, nor shall it be a bar or defense to any action which Landlord may at any time commence against Tenant.

If Tenant has fulfilled all terms and conditions of this Lease including the payment of Rent and returns Premises to Landlord in accordance with Section 19, then Landlord will refund the Security Deposit within 45 days of Lease Expiration Date, Landlord may retain any or all of the Security Deposit to repair any damage to Premises caused by Tenant or remove any abandoned personal property including all communication and data lines.

23. LIMITATION OF LANDLORD'S LIABILITY: As used in this Lease, "Landlord" shall mean the entity herein named as such, and its successors and assigns. No person holding Landlord's interest under this Lease (whether or not such person is named as "Landlord") shall have any liability after such person ceases to hold such interest. except for any liability accruing while such person held such interest, No principal, officer, employee, or partner (general or limited) of Landlord shall have any personal liability under any provision of this Lease. If Landlord defaults in the performance of any of its obligations under this Lease or otherwise, Tenant shall look solely to Landlord's interest in the Building and not to the other assets of Landlord or the assets, interest, or rights of any principal, officer, employee, or partner (general or limited) for satisfaction of Tenant's remedies.



                                                                         7 of 9

24. ENCUMBRANCES ON LANDLORD'S TITLE: Upon request of Landlord, Tenant will promptly release or modify, or cause to be released or modified at Tenant's expense, any financing statement given by Tenant to a third party, any notice of commencement filed by Tenant with respect to work on the Premises, or any other recorded document filed by or on account of Tenant ("Document"), which, in Landlord's sole opinion, adversely affects, clouds, or otherwise encumbers Landlord's title to any part of the Building or Property, so that the Document shall not encumber any portion of the Building or Property other than Tenant's leasehold interest in the Premises. Tenant's obligations in this *Section shall survive termination of this Lease.

25. NOTICES: For the purpose of any notice or demand under this Lease, the parties shall be served by overnight delivery, personal delivery or certified or registered mail, return receipt requested, addressed to the other party at the address in Section 1E or such other addresses designated in writing by Landlord or Tenant. Any notice shall be effective when delivered.

26. SUCCESSOR AND ASSIGNS: This Lease shall bind and inure to the benefit of the successors, assigns, heirs, executors, administrators, and legal representatives of the parties. In the event of the sale, assignment, or transfer by Landlord of its interest in the Building or in this Lease (other than a collateral assignment to secure a debt of Landlord prior to enforcement) to a successor in interest who expressly assumes the obligations of Landlord, Landlord shall be released and discharged from all of its covenants and obligations, except such obligations as Landlord shall have accrued prior to any such sale, assignment or transfer; and Tenant agrees to look solely to such successor of Landlord for performance of such obligations. Any securities or funds given by Tenant to Landlord to secure performance by Tenant of its obligations may be assigned by Landlord to such successor of Landlord and, upon acknowledgment by such successor of receipt of such security and its assumption of the obligation to account for such security in accordance with the terms of the Lease, Landlord shall be discharged of any further obligation. Landlord's assignment of the Lease or of any or all of its rights shall in no manner affect Tenant's obligations. Landlord shall have the right to freely sell, assign or otherwise transfer its interest in the Building and/or this Lease.

27. MISCELLANEOUS: When the consent of either Landlord or Tenant is required before the other party acts, both will make reasonable decisions honestly, equitably, suitably and in an ordinary and usual manner that is fit and appropriate to the end in view. The reasonable decisions by Landlord and Tenant will apply to all terms and conditions set forth in this Lease. This Lease, the Exhibits, the Riders and Incorporated Addenda contain the entire agreement between Landlord and Tenant and there are no other agreements, either oral or written. This Lease shall not be modified or amended except by a written document signed by Landlord and Tenant which specifically refers to this Lease. The captions in this Lease are for convenience only and in no way define, limit, construe or describe the scope or intent of the provisions of this Lease.

No waiver of any covenant or condition of this Lease by either party shall be deemed to imply or constitute a further waiver of any other covenant or condition of this Lease. This Lease is construed in accordance with the laws of the state in which the Building is located. If any provision of this Lease or Amendment is invalid or unenforceable in any instance, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision, or such provision in any circumstance not controlled by such determination.

Tenant shall on demand pay or reimburse Landlord for payment of Landlord's reasonable attorney's fees, expenses and court costs in negotiation, at trial, and on appeal incurred by Landlord or in connection with any action or proceeding arising out of or occassioned by any lien or claim of lien on the Premises, or the Building. In the event of any Legal action, the prevailing party shall be entitled to recover its costs and reasonable attorney's fees, both at trial and on appeal.

Common Areas mean all areas, improvements, space or equipment (owned or controlled by Landlord) in or at the Property, provided by Landlord for the common or joint use and benefit of tenants and invitees. Landlord may add to or reduce or otherwise modify Common Areas at any time.

Except as specifically designated in this Lease, neither this Lease nor any memorandum of this Lease may be recorded or filed for record in any public records without the separate express written consent, in recordable form, of Landlord.



                                                                         8 of 9

28. RADON DISCLOSURE: Radon is a naturally occurring radioactive gas which, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit. Tenant acknowledges this disclosure by signing this Lease.

29. RIDERS & ADDENDA: All Riders and Addenda contained in or attached to this Lease shall be deemed to be a part of and are incorporated in this Lease by reference.

See attached Rider Paragraph(s) 1 through 9.

KOGER


                                   LEASE RIDER


This Rider is attached to and made a part of the lease dated SEPT 27, 1999 by and between KOGER EQUITY. INC., a Florida Corporation ("Landlord") with its principal office at 8880 Freedom Crossing Trail, Jacksonville, FL 32256, and INSURANCE MANAGEMENT SOLUTIONS GROUP, INC., a Corporation organized and existing under the laws of the State of Florida, ("Tenant") with its principal office at 360 Central Avenue. Suite 100, St. Petersburg, Fl.

1. RENT ABATEMENT: Rental payment of $44,324.56 shall be abated for the first month of the Lease term only. Full monthly Rent payments shall commence the second month of the Lease term and shall continue through the remainder of the Lease Term as outlined in the Lease. No Rent abatement shall apply to renewal terms.

All other terms and provisions of this Lease shall remain in full force and effect during the Rent abatement period and thereafter.

2. LETTER OF CREDIT: If a Security Deposit is not provided by Tenant as described in Paragraph 1, Item C, as security for the obligations of Tenant under this Lease, Tenant shall establish with a financial institution reasonably acceptable to Landlord and provide to Landlord within five (5) days after the execution of this Lease, a clean sight draft irrevocable Letter of Credit (the "LC") in the amount of $45.000.00, in a form reasonably acceptable to Landlord.

The "LC" shall be presentable at a financial institution located in the St. Petersburg, Florida area. The "LC" shall have an expiration of not earlier than two (2) months after the end of the initial Lease term, provided, however, that in the event the "LC" has an expiration which is earlier than such date, Tenant shall provide a replacement "LC" to Landlord which conforms to the terms contained herein not less than thirty (30) days prior to the expiration of such "LC". The "LC" shall provide that Landlord shall be entitled to draw on the "LC" upon presentation of Landlord's sight draft, without requirement of evidence or verification of Landlord's right to draw thereon under this Lease. In addition to the other remedies provided here, in the event of a default by Tenant which is not cured within the applicable curative period, if any, Landlord may draw upon the "LC" to compensate Landlord for any damages suffered by Landlord, including, but not limited to, the unamortized cost of the leasehold improvements constructed by Landlord.

3. OPTION TO RENEW: Tenant shall have the Option to Renew this Lease for one (1) successive lease term of five (5) years by providing Landlord one hundred twenty
(120) days advance written notice of such intent, provided Tenant is not in default as of the date of notice and is occupying the Premises on the date renewal commences.

The rental rate for said renewal term shall be negotiated in good faith between Landlord and Tenant based upon the current market rates for similar buildings within the Gateway/North Pinellas area at the time of said renewal.




                                                                          1 of 7

4. OPTION TO CANCEL: If Tenant is not in default under the terms of this Lease, Tenant shall have the one-time right to terminate this Lease Agreement on, and only on the expiration of the thirty-seventh (37th) month of the Lease Term ("Modified Expiration Date") by providing Landlord ninety (90) days advance written notice of such intent, accompanied by the cancellation fees as described below (plus sales tax). Landlord and Tenant acknowledge that the termination notice presented without the Cancellation Fees will not be considered a valid notice.

Cancellation Fees:
Two (2) years of Unamortized Tenant Improvements: $171,738.00 ($329.000.00 x
 .261 (11% ann. constant) = $85,869/year.

Three (3) months Rent $145,303.98
($45.266.04 plus $3,168.62 sales tax = $8,434.66 x 3 months).

In the event additional Tenant Improvements are required and are amortized over the Lease Term as described in Paragraph 5 of this Lease Rider, then the Cancellations Fees described herein shall be adjusted accordingly.

The Cancellation Fee is in addition to Rent payments and includes, but is not limited to, unamortized cost of Tenant Improvements and Rent concessions. Tenant agrees to continue to pay Rent through the effective date of the termination of this Lease Agreement. Upon receipt of proper notice and all monies due and payable, this Lease shall terminate on the effective date of cancellation.

5. RIGHT OF FIRST REFUSAL: Provided that Tenant is not in default of any terms and conditions of this Lease, Tenant shall have the First Right of Refusal to lease all remaining office space in the Gilchrist Building that may become available during the initial term of this Lease. Landlord agrees to notify Tenant of its intent to lease all or a portion of said space, and will provide Tenant with said notice the terms by which the space can be leased by Tenant. Tenant shall have ten (10) days from receipt of said notice to accept or reject the lease terms and square footage specified in Landlord's notice. In the event the space is rejected, this Right of First Refusal shall terminate for that specified space.

6. TENANT IMPROVEMENTS: Landlord shall provide Insurance Management Solutions Group, Inc. building standard materials to finish the leased space in accordance with the plans and specifications to be mutually agreed upon up to the sum of $10.00 per usable square foot, or $329,000.00. All costs of occupancy shall be considered as a Tenant Improvement expense including design and architectural/engineering fees, permit fees, supervision, etc.

Any costs related to required Improvements that exceeds the above referenced Allowance shall be amortized as follows:
- Additional $2.00 per usable square foot at 8%
- Any Improvement costs over $12.00 per usable square foot at 12%. Amortized Tenant Improvement Costs shall not exceed $14.00 per usable square foot.

Insurance Management Solutions Group, Inc. shall deserve the right to seek competitive bids to be delivered and reviewed by Landlord under Landlord's supervision and deadlines. It is understood by Tenant, that in the event Tenant elects to hire a General Contractor to complete the Tenant Improvements, Tenant will execute Landlord's "General Conditions of Lessee's Construction Agreement", comply with all deadlines and Landlord shall be entitled to construction plan review and supervision fees. Landlord, as a General Contractor, will additionally seek competitive bids from sub-contractors which will be made available for Tenant's review and consideration.

It shall be further understood that, subject to causes or events beyond the control of Tenant, in the event Tenant's possession of the Lease Premises shall be delayed in such substantial completion as a result of: (1) Tenant's failure to comply with the mutually agreed upon deadlines relating to design layout, Construction Document approval, Finish selections and construction bids; (ii) Tenant's changes in plans; or (iii) the performance or completion by a party employed by Tenant, the Commencement Date of this Lease shall not be altered but shall remain in full force and effect.




                                     2 of 7

7. SIGNAGE: Exterior monument or signage on the building is available subject to local codes and review and approval by Landlord. Costs relating to design, installation and maintenance of Tenant signage shall be at Tenant's sole expense.

8. HVAC: Insurance Management Solution Group shall be provided HVAC during normal business hours of 8:00 a.m. to 7:00 p.m. (Monday through Friday) excluding national holidays. This represents an additional credit of 2 hours of HVAC per business day.

Conditioned "After Hours" air is available to Tenant through the use of override controls or pre-programming through the Koger Management Office. Tenant cost for "after hours" conditioned air shall be $4.00 per "unit hour" plus tax. This charge will be invoiced to Tenant monthly.

9. PARKING: It is understood that Tenant's parking requirements exceeds the number of on-site spaces provided for in the Lease by 2 spaces/1,000 square feet. In the event such additional parking requirements inconvenience tenants of the Gilchrist Building or of the adjacent buildings (to be determined at Landlord's sole discretion), then Landlord may designate remote parking spaces for these additional vehicles within the Koger Center. Landlord shall use its best efforts to provide these remote parking spaces within the adjacent building parking lots.

Spaces may be identified by Landlord for Insurance Management Solutions Group and/or other tenants in the Gilchrist Building and they may be re-designated from time to time by Landlord.

Unauthorized vehicles may be removed at vehicle owner's expense.

If, at Landlord's reasonable discretion, controlled access is determined to be necessary, controlled access will be installed, and the cost of implementation of same will be bourne by Tenant. Landlord will consult with Tenant to develop a mutually agreeable plan. Landlord agrees to seek ' three (3) bids and exercise best efforts to accomplish the controlled access at the lowest cost possible.

* for a total parking requirement of seven (7) spaces per 1,000 square feet.

















                                     3 of 7

THE KOGER CENTER

     Serving The Office Space                            St. Petersburg, Florida
        Needs Of Corporate America

Gilchrist Building









                                  [FLOOR PLAN]







                                  EXHIBIT "A"

              801 94th Avenue North St. Petersburg, Florida 33702




                                     4 of 7

                      REGISTRATION AND COMMISSION AGREEMENT

This agreement dated SEP 27 1999 by and between KOGER EQUITY, INC. ("Owner"), with its principal office at 8880 Freedom Crossing Trail, Jacksonville, Florida 32256 and FLORIDA BUILDERS, INC., 360 Central Avenue, St. Petersburg, Florida 33701 (Federal I.D. #59-1887280), Real Estate Broker ("Broker"), a licensed real estate broker in the State of Florida.

1. ACKNOWLEDGMENT

Owner is the owner of a certain building in the office center known as Koger Center St. Petersburg ("Center"). Owner agrees that Broker has introduced INSURANCE MANAGEMENT SOLUTIONS GROUP, INC. to Owner as a prospective Tenant of a building or buildings in the Center owned by Owner ("Property"). Upon receipt of a written authorization signed by Tenant designating Broker as its sole representative with respect to a lease of premises within the Center ("Representation Letter"), and upon the satisfaction of all conditions stated in this Agreement, Owner agrees to pay the Commission described below to Broker which Commission shall be payable only if (but not otherwise) a lease is executed between Owner and Tenant during the period commencing with the date first above written and ending the 30th day of September, 1999.

2. COMMISSION

Owner agrees to pay to Broker a Commission of three percent (3%) of the total "Monthly Base Rent" set forth in the Lease Agreement executed hereafter by Owner and Tenant, for the initial Term of the Lease only ("Commission").

The Commission shall be computed based on the Monthly Base Rent and shall exclude any and all other charges whatsoever (other than the Monthly Base Rent) due from or paid by Tenant under the Lease, which other charges may include, but are not limited to, the following: additional rental pursuant to escalations, CPI Rent Adjustments, sales tax, service tax, real estate tax, or other tax based on leases or rents or operating expense provisions, other pass-through items of expense, if any, additional rentals for special tenant service over building standard, amortization of special leasehold improvements, cancellation/penalty payments for termination rights, interest and late charges (each of which are called "Additional Rent" in the Agreement.)

In the event of a sale, assignment, or transfer by Koger Equity, Inc. ("Koger") of its interest in the Building or in this Lease to a successor in interest who assumes the commission obligations of Koger hereunder, Koger shall be released or discharged from any and all commission obligations hereunder and the Broker agrees to look solely to such successors and assigns of Koger for the payment of any commissions after the date of transfer.

3. METHOD OF PAYMENT OF COMMISSION

The Commission will be paid by Owner as follows:

50% of the Commission will be paid within 45 days of a fully executed Lease Agreement and receipt of an invoice from Broker to Owner. Additional 50% of the Commission will be paid 45 days after tenant occupancy, payment of security deposit, if applicable, payment of first months rent and receipt of invoice from Broker to Owner.




                                     5 of 7

4. EXPANSION

A Commission of two percent (2%) of Total Monthly Base Rent (excluding Additional Rent) attributable to an expansion of the leased premises for the initial Term (or such lesser term as may be agreed to by Owner and Tenant) only will be paid to Broker if Tenant expands during the initial Term of this Lease (excluding renewals and extensions), delivers its Representation Letter to Owner naming Broker as its exclusive representative for such purpose, and retains the Broker as its agent to negotiate the expansion. If the initial Lease grants the Tenant an expansion option and the Tenant exercises this option without additional negotiations required between Owner and Tenant, the Broker shall be paid such commission subject to the terms of the Agreement. If the provisions of the expansion option are altered or revised, the Broker must be actively involved in the negotiations to receive such commission, subject to Section 10 of this Agreement.

Such commission will not be paid unless: (a) the Broker delivers the Representation Letter signed by Tenant to Owner and actively participates in the negotiations or (b) the expansion option is specifically provided in the Lease and exercised without negotiations.

Commission paid as a result of an expansion shall be paid, subject to the terms hereof, including section 6 below, by the method of payment selected in section 3 above or such other method mutually agreed to by Owner and Broker.

In the event of a sale, assignment, or transfer by Koger Equity, Inc. ("Koger") of its interest in the Building or in this Lease to a successor in interest who assumes the commission obligations of Koger hereunder, Koger shall be released or discharged from any and all commission obligations hereunder and the Broker agrees to look solely to such successors and assigns of Koger for the payment of any commissions after the date of transfer.

5. CANCELLATION

If the Tenant or Owner has the right to cancel the lease at anytime subsequent to the commencement of the term but prior to the expiration date set forth in the lease, the Broker shall initially be paid a Commission based on the aggregate rental for the nocancellable portion of the term. Thereafter, the Commission will be paid on the remainder of any noncancellable term, pursuant to the payment schedule provided herein. If the cancellation privilege is perpetual, Commissions will be paid quarterly, in arrears, after receipt of rental and invoice from Broker to owner.

6. MISCELLANEOUS

* Subject to Section 10 of this Agreement, *Owner shall make a final determination whether or not Broker "actively participates in negotiations" under sections 4 and 5 above. Broker agrees that Broker's right to a commission where Broker's "active participation in negotiations" are required shall be determined by owner in Owner's reasonable discretion. This Agreement shall be governed, interpreted and enforced under the laws of the state in which the Property is located.

7. AGREEMENT

This agreement constitutes the entire agreement between Owner and Broker and supersedes all prior discussions, negotiation, and agreements whether oral or written. No amendment, alteration, cancellation or withdrawal of this agreement shall be valid and binding unless made in writing and signed by both Owner and Broker. Owner reserves the right to negotiate and contract with other principals and brokers pertaining to the property without incurring any liability to Broker or Tenant. Nothing in this Agreement shall restrict or limit Owner's rights in such regard.




                                     6 of 7

10. For so long as a) ownership of Broker is held by Robert M. Menke, principal and founder of Broker, b) Bankers Insurance Group, Inc. is the majority owner of Insurance Management Solutions Group, Inc., and c) Insurance Management Solutions Group, Inc. designates Broker as its sole and exclusive real estate broker representative with regard to any and all real estate dealings, arrangements, and transactions for Insurance Management Solutions Group's leasehold interests in the property located at 801 94th Avenue North, Suite 200, St. Petersburg, Pinellas County, Florida 33702, also known as the "Gilchrist Building," then the requirement of active involvement in negotiations of Broker shall be deemed to have been satisfied.

8. TERM

This agreement shall expire on the date stated in section 1 above, but such expiration shall not affect Brokers right to a commission with respect to leases fully executed and delivered by Owner and Broker's registered prospect before such expiration.

Broker waives and releases any other rights to a commission from Owner with respect to the Tenant and agrees that Brokers right to a commission, if any, shall be governed solely by this Agreement.

9. EFFECTIVE DATE

The Owner and Broker have executed or caused to be executed this agreement as of the date set forth above.

Signed, sealed and delivered in the presence of:


                                           Owner:
                                           KOGER EQUITY, INC.


Witness: [ILLEGIBLE]                       By: /s/ Thomas C. McGeachy
------------------------------                 ---------------------------------
                                                   Thomas C. McGeachy
Witness:                                           Vice President
------------------------------                     Koger Equity, Inc.


                                           Owner:
                                           FLORIDA BUILDERS, INC.


Witness: /s/ Janice E. Goodall             By: /s/ [ILLEGIBLE]
------------------------------                 ---------------------------------
                                                   [ILLEGIBLE]
Witness: [ILLEGIBLE]                               President
------------------------------











                                     7 of 7